UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2017

UBIQUITI NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-35300 (Commission File Number)	32-0097377 (IRS Employer Identification No.)
2580 Orchard ParkwaySan Jose, CA 95131 (Address of principal executive offices, including zip code)
(408) 942-3085 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement.

First Amendment to Amended and Restated Credit Agreement

On April 14, 2017, Ubiquiti Networks, Inc. (the “Company”) and certain subsidiaries of the Company entered into the First Amendment (the “First Amendment”) to the Amended and Restated Credit Agreement, dated as of March 3, 2015 (the “Credit Agreement”), governing the Company’s senior secured credit facilities, by and among the Company and Ubiquiti International Holding Company Limited, a wholly-owned subsidiary of the Company, as borrowers, certain subsidiaries of the borrowers, as guarantors, the lenders and other financial institutions party thereto and Wells Fargo Bank, National Association, as administrative agent (“Wells Fargo”).

The First Amendment (a) increases the maximum aggregate amount of revolving loan commitments from $200 million to $300 million and (b) allows for an incremental increase of $50 million in the form of term loans or revolving credit commitments, subject to the Company’s pro forma compliance with financial covenants, the administrative agent’s approval, the Company obtaining commitments for such increase and other customary conditions. The First Amendment also provides that the Company and certain of its subsidiaries will be required to maintain minimum liquidity of $250 million, which represents a $25 million increase from the previous minimum liquidity test. All other material terms and provisions of the Credit Agreement remain substantially identical to the terms and provisions in place immediately prior to the effectiveness of the First Amendment, other than the revision or inclusion of certain customary market provisions.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Wells Fargo and the lenders and other financial institutions party to the Credit Agreement, as amended by the First Amendment, and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the First Amendment set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01
Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1
First Amendment, dated as of April 14, 2017, to Amended and Restated Credit Agreement, dated as of March 3, 2015, by and among Ubiquiti Networks, Inc. and Ubiquiti International Holding Company Limited, as borrowers, certain subsidiaries of the borrowers, as guarantors, the lenders and other financial institutions party thereto and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2017	Ubiquiti Networks, Inc.

	By:	/s/ Robert J. Pera
	Name:	Robert J. Pera
	Title:	Chief Executive Officer